Exhibit 99.1

NEWS RELEASE August 1, 2018

Tetra Tech Reports Third Quarter 2018 Results

•                  Record revenue of $765 million, up 12% Y/Y

•                  Record net revenue of $570 million, up 14% Y/Y

•                  Record operating income of $55 million, up 21% Y/Y

•                  EPS $0.59; Record ongoing EPS $0.71, up 34% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended July 1, 2018.

Third Quarter Results

For the third quarter, Tetra Tech achieved quarterly record high results for revenue and earnings. Revenue in the third quarter totaled $765 million, up 12% year-over-year.  For ongoing(1) operations, revenue totaled $761 million, and revenue, net of subcontractor costs(2) (net revenue), was $569 million, up 12% and 14%, respectively, year-over year.  Operating income for the third quarter was $55 million, and on an ongoing basis totaled $60 million, up 26% year-over-year.  EPS was $0.59 on a GAAP basis. Excluding a non-cash charge for the divestiture of non-core assets, ongoing EPS totaled $0.71, up 34% year-over-year.  Backlog at the end of the quarter was $2.4 billion.

Nine-Month Results

Revenue for the nine-month period was $2.2 billion and net revenue was $1.6 billion, both up 10%, compared to the same period in fiscal 2017.  Operating income for the nine-month period was $147 million and EPS was $1.91, up 14% and 33%, respectively, from the same period in fiscal 2017.  On an ongoing basis, EPS totaled $1.89, up 26% year-over-year.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech generated record third quarter results, exceeding the high end of our guidance range for both net revenue and earnings.  We continue to see momentum in our broad-based growth, led by work for U.S. state and local clients, which has increased organically at a double-digit rate for eight consecutive quarters, including 26% growth in the third quarter. Our other key end-markets, including U.S. Federal, Commercial, and International, grew 10% or more.  Given the strength of our results and outlook, we are increasing our guidance for both EPS and net revenue for fiscal 2018.”

(1)         Measures presented for ongoing operations are non-GAAP financial measures. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

(2)         Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

Amended Credit Facility, Quarterly Dividend, and Share Repurchase Program

Tetra Tech amended and restated its credit agreement on July 30, 2018. This agreement increases the total borrowing capacity to $1 billion and extends the maturity date to July 2023.  Additionally, the agreement improves borrowing terms and provides increased flexibility with lower cost.

On July 30, 2018, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.12 per share payable on August 31, 2018 to stockholders of record as of August 16, 2018.  Additionally, the Company has $25 million remaining under the previously approved $200 million share repurchase program.

Elected Gary Birkenbeuel as New Board Member

The Board of Directors has elected Gary Birkenbeuel to serve as a new director and member of the Audit and the Nominating and Corporate Governance Committees.  Mr. Birkenbeuel spent over 37 years with Ernst & Young LLP, holding senior positions in the areas of audit and forensic accounting. He served as the firm’s Pacific Southwest Managing Partner for its assurance practice prior to his retirement in December 2017. He is currently a Visiting Professor at Claremont McKenna College.

“We are pleased to welcome Gary to our Board of Directors,” said Tetra Tech’s Chairman and CEO, Dan Batrack. “Gary brings to our Board deep accounting and finance acumen. We look forward to benefiting from his leadership and industry experience.”

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects ongoing EPS for the fourth quarter of fiscal 2018 to range from $0.70 to $0.75.  Net revenue for the fourth quarter is expected to range from $550 million to $575 million.  For fiscal 2018, Tetra Tech is increasing guidance and now expects ongoing EPS to range from $2.59 to $2.64 and net revenue to range from $2.20 billion to $2.22 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter 2018 results through a link posted on the Company’s website at tetratech.com on August 2, 2018 at 8:00 a.m. (PT).

Reconciliation of Revenue and Operating Results

In thousands (except EPS data)

	Three Months Ended			Nine Months Ended
	July 1, 2018	July 2, 2017	% Y/Y	July 1, 2018	July 2, 2017	% Y/Y

Revenue	$764,795	$685,539	12%	$2,224,805	$2,018,171	10%
RCM segment	(3,336)	(4,192)		(11,622)	(12,401)
Ongoing revenue	$761,459	$681,347	12%	$2,213,183	$2,005,770	10%

Revenue	$764,795	$685,539	12%	$2,224,805	$2,018,171	10%
Subcontractor costs	(194,443)	(187,061)		(576,813)	(518,188)
Net revenue	570,352	498,478	14%	1,647,992	1,499,983	10%
RCM segment	(1,479)	(902)		(2,999)	(1,006)
Ongoing net revenue	$568,873	$497,576	14%	$1,644,993	$1,500,989	10%

Operating income	$55,496	$45,884	21%	$146,801	$128,695	14%
Earn-out expense (gain)	192	—		2,110	(7,149)
RCM segment	485	1,251		2,132	12,759
Non-core divestitures	3,434	—		3,434	—
Ongoing operating income	$59,607	$47,135	26%	$154,477	$134,305	15%

EPS	$0.59	$0.52	13%	$1.91	$1.44	33%
Earn-out expense (gain)	—	—		0.03	(0.08)
RCM segment	0.01	0.01		0.03	0.14
Non-core divestitures	0.11	—		0.11	—
Revaluation of deferred tax liabilities	—	—		(0.19)	—
Ongoing EPS	$0.71	$0.53	34%	$1.89	$1.50	26%

About Tetra Tech

Tetra Tech is a leading, global provider of consulting and engineering services.  We are differentiated by Leading with Science® to provide innovative technical solutions to our clients.  We support global commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With more than 17,000 associates worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended October 1, 2017, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2018, as well as in Tetra Tech’s other filings with the SEC.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures.  In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	July 1, 2018	October 1, 2017

Assets
Current assets:
Cash and cash equivalents	$214,040	$189,975
Accounts receivable - net	847,211	788,767
Prepaid expenses and other current assets	60,115	49,969
Income taxes receivable	12,577	13,312
Total current assets	1,133,943	1,042,023

Property and equipment - net	44,719	56,835
Investments in unconsolidated joint ventures	2,560	2,700
Goodwill	795,752	740,886
Intangible assets - net	15,378	26,688
Deferred tax assets	6,201	1,763
Other long-term assets	35,277	31,850
Total assets	$2,033,830	$1,902,745

Liabilities and Equity
Current liabilities:
Accounts payable	$131,752	$177,638
Accrued compensation	144,119	143,408
Billings in excess of costs on uncompleted contracts	163,696	117,499
Current portion of long-term debt	18,737	15,588
Current contingent earn-out liabilities	12,134	2,024
Other current liabilities	92,645	81,511
Total current liabilities	563,083	537,668

Deferred tax liabilities	41,687	43,781
Long-term debt	418,950	341,283
Long-term contingent earn-out liabilities	19,081	414
Other long-term liabilities	54,736	50,975

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at July 1, 2018 and October 1, 2017	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 55,332 and 55,873 shares at July 1, 2018 and October 1, 2017, respectively	553	559
Additional paid-in capital	144,470	193,835
Accumulated other comprehensive loss	(131,738)	(98,500)
Retained earnings	922,806	832,559
Tetra Tech stockholders’ equity	936,091	928,453
Noncontrolling interests	202	171
Total stockholders’ equity	936,293	928,624
Total liabilities and stockholders’ equity	$2,033,830	$1,902,745

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 1,	July 2,	July 1,	July 2,
	2018	2017	2018	2017

Revenue	$764,795	$685,539	$2,224,805	$2,018,171
Subcontractor costs	(194,443)	(187,061)	(576,813)	(518,188)
Other costs of revenue	(460,758)	(408,228)	(1,352,827)	(1,247,369)
Gross profit	109,594	90,250	295,165	252,614
Selling, general and administrative expenses	(53,906)	(44,366)	(146,254)	(131,068)
Contingent consideration - fair value adjustments	(192)	—	(2,110)	7,149
Income from operations	55,496	45,884	146,801	128,695
Interest expense	(4,345)	(2,795)	(11,597)	(8,802)
Income before income tax expense	51,151	43,089	135,204	119,893
Income tax expense	(17,806)	(13,114)	(27,060)	(36,462)
Net income	33,345	29,975	108,144	83,431
Net (income) loss attributable to noncontrolling interests	(23)	8	(62)	(24)
Net income attributable to Tetra Tech	$33,322	$29,983	$108,082	$83,407

Earnings per share attributable to Tetra Tech:
Basic	$0.60	$0.52	$1.94	$1.46
Diluted	$0.59	$0.52	$1.91	$1.44

Weighted-average common shares outstanding:
Basic	55,537	57,184	55,780	57,108
Diluted	56,390	58,161	56,681	58,116

Cash dividends paid per share	$0.12	$0.10	$0.32	$0.28

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	July 1,	July 2,
	2018	2017

Cash flows from operating activities:
Net Income	$108,144	$83,431

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,592	34,377
Equity in income of unconsolidated joint ventures	(3,604)	(3,504)
Distributions of earnings from unconsolidated joint ventures	3,701	2,747
Non-cash stock compensation	15,519	10,037
Deferred income taxes	(8,266)	27,886
Provision for doubtful accounts	5,841	(1,891)
Fair value adjustments to contingent consideration	2,110	(7,149)
Loss (gain) on sale of assets	1,938	(369)

Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Accounts receivable	(58,713)	(9,485)
Prepaid expenses and other assets	(20,539)	(14,806)
Accounts payable	(44,279)	(2,484)
Accrued compensation	(7,300)	(13,390)
Billings in excess of costs on uncompleted contracts	35,666	36,401
Other liabilities	7,786	(5,523)
Income taxes receivable/payable	(1,149)	(64,705)
Net cash provided by operating activities	67,447	71,573

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(65,901)	(8,039)
Capital expenditures	(6,346)	(7,018)
Proceeds from sale of divested business	36,250	—
Proceeds from sale of property and equipment	3,145	507
Net cash used in investing activities	(32,852)	(14,550)

Cash flows from financing activities:
Proceeds from borrowings	293,756	199,574
Payments on long-term debt	(217,259)	(220,845)
Repurchases of common stock	(75,000)	(60,000)
Net proceeds from issuance of common stock	13,200	17,992
Dividends paid	(17,836)	(16,039)
Payments of contingent earn-out liabilities	(854)	—
Net cash used in financing activities	(3,993)	(79,318)

Effect of exchange rate changes on cash	(6,537)	608
Net increase (decrease) in cash and cash equivalents	24,065	(21,687)
Cash and cash equivalents at beginning of period	189,975	160,459
Cash and cash equivalents at end of period	$214,040	$138,772

Supplemental information:
Cash paid during the period for:
Interest	$11,391	$8,770
Income taxes, net of refunds received of $0.5 million and $1.6 million	$36,620	$70,146